UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

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COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 17, 2012. At the annual meeting, the stockholders of the Company took the following actions:

•	The stockholders elected each of P. Emerson Hughes, Jr., Rex L. Smith, III, John C. Watkins and Robin Traywick Williams as a director for a three-year term. The elections were approved by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
P. Emerson Hughes, Jr.	11,251,126	357,569	4,954,980
Rex L. Smith, III	11,409,964	198,731	4,954,980
John C. Watkins	10,381,319	1,227,376	4,954,980
Robin Traywick Williams	10,324,344	1,284,351	4,954,980

•	The stockholders approved the following advisory (non-binding) proposal:

RESOLVED, that the stockholders approve the compensation of executive officers as disclosed in the proxy statement for the 2012 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 10,441,628 votes for, 984,295 votes against, 212,772 abstentions and 4,954,980 broker non-votes.

As a recipient of funds through the TARP Capital Purchase Program, the Company will present this advisory proposal at the annual meeting of stockholders following each calendar year in which it holds such funds.

•	The stockholders ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the 2012 year. With respect to this action, there were 15,980,566 votes for, 525,398 votes against, and 57,711 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION (Registrant)

Date: May 21, 2012	By:	/s/ John M. Oakey, III
John M. Oakey, III
General Counsel and Secretary

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